Exhibit 99.1

FOR IMMEDIATE RELEASE

SUPERVALU ANNOUNCES CHANGES TO ITS BOARD OF DIRECTORS

Chairman Robert Miller resigns and Gerald Storch appointed as replacement

MINNEAPOLIS—(BUSINESS WIRE)—January 13, 2014— SUPERVALU INC. (NYSE: SVU) today announced that experienced retail executive Gerald Storch has been elected as the company’s new chair of its Board of Directors.  The appointment comes after Robert Miller, who served as chairman of SUPERVALU’s Board of Directors since March 2013, announced he would resign his chairman position to focus on other demands.

Commenting on the announcement, SUPERVALU Director Phil Francis said, “We are thrilled to have Jerry Storch as our new non-executive chairman of the SUPERVALU Board of Directors.  Jerry’s tremendous experience in food and specialty retailing makes him especially well qualified for this role.”

“At the same time, we are very grateful to Bob Miller, who is truly a giant in the retail grocery industry, for his service on the SUPERVALU Board of Directors.  The Board will continue to consult with Bob as a non-paid advisor to the Board as we move forward, and we are both pleased and fortunate that Bob is willing to assist in this capacity,” concluded Francis.

Mr. Storch is chairman and chief executive officer of Storch Advisors, a senior management advisory and consulting firm that focuses primarily on retailing, e-commerce, consumer products and services, and consumer financial services. From 2006-2013, Mr. Storch was chairman and chief executive officer of Toys “R” Us, where he helped grow the company into a $13 billion global retailer, including expanding the company’s e-commerce business and overseeing several large-scale mergers and acquisitions.

Prior to his tenure at Toys “R” Us, Mr. Storch served as vice chairman of Target, a $70 billion retailer. During more than a decade with Target, Mr. Storch led the retailer’s e-commerce site, target.com, the Target grocery business, and the Target Financial Services credit card business, and oversaw Marshall Field’s Department Stores. He currently serves as a member of the Board of Directors of Bristol Myers Squibb and Fanatics. Mr. Storch received a Master of Business Administration from Harvard Business School, a Juris Doctor from Harvard Law School and holds a Bachelor of Arts from Harvard College.

SUPERVALU’s 11-person board includes seven members who are independent directors under the New York Stock Exchange listing standards.

About SUPERVALU INC.

SUPERVALU Inc. is one of the largest grocery wholesalers and retailers in the U.S. with annual sales of approximately $17 billion. SUPERVALU serves customers across the United States through a network of 3,358 stores composed of 1,834 independent stores serviced primarily by the Company’s food distribution business, 1,334 Save-A-Lot stores, of which 954 are operated by licensee owners; and 190 traditional retail grocery stores. Headquartered in Minnesota, SUPERVALU has approximately 35,000 employees. For more information about SUPERVALU visit www.supervalu.com.

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Except for the historical and factual information contained herein, the matters set forth in this news release, particularly those pertaining to SUPERVALU’s expectations, guidance, or future operating results, and other statements identified by words such as “estimates,” “expects,” “projects,” “plans,” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including competition, ability to execute initiatives, substantial indebtedness, impact of economic conditions, labor relations issues, escalating costs of providing employee benefits, regulatory matters, food and drug safety issues, self-insurance, legal and administrative proceedings, information technology, severe weather, natural disasters and adverse climate changes, tax matters,  the continuing review of goodwill and other intangible assets, accounting matters, the effect of the sale of the New Albertsons banners, fluctuations in our common stock price and other risk factors relating to our business or industry as detailed from time to time in SUPERVALU’s reports filed with the SEC.  You should not place undue reliance on these forward-looking statements, which speak only as of the date of this news release.  Unless legally required, SUPERVALU undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Contact

Steve Bloomquist

952-828-4144

steve.j.bloomquist@supervalu.com

Media Contact

Jeff Swanson

952-903-1645

jeffrey.s.swanson@supervalu.com